                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

      Date of Report (Date of earliest event reported): December 16, 1997
                        ________________________________





                           DANKA BUSINESS SYSTEMS PLC
             (Exact name of registrant as specified in its charter)




              UNITED KINGDOM           0-20828               98-0052869
----------------------------------------------------------------------------
           (State or other           (Commission             (IRS Employer
           jurisdiction of           File Number)            Identification No.)
           incorporation)





11201 DANKA CIRCLE NORTH
ST. PETERSBURG, FLORIDA                                       33716
--------------------------------------------------------------------------------
 (Address of principal executive offices)                   (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-576-6003

ITEM 5.  OTHER EVENTS.

         On December 16, 1997, Danka Business Systems, PLC (the "Company") issued the Press Release, attached hereto as Exhibit "99," announcing that its previously reported global integration project is progressing slower than anticipated and that as a result, based on preliminary information through November of this year, the Company expects that revenue for its third quarter ending December 31, 1997 will range between $815.0 million and $825.0 million, and net earnings between $11.7 million and $13.6 million, or $0.21 to $0.24 per American Depositary Share ("ADS") on a diluted basis. The Company's revenue and net earnings for fiscal year ending March 31, 1998 are also expected to be impacted by the slower progress of its integration, with revenue expected to range between $3.275 billion and $3.325 billion and net earnings expected to range from $63.5 million to $66.7 million, or $1.11 to $1.16 per ADS on a diluted basis.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (c)    Exhibits


    EXHIBIT
    NUMBER                         EXHIBIT

      99 Press Release of the Company dated December 16, 1997, announcing Estimated Third Quarter Results.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            DANKA BUSINESS SYSTEMS PLC

                                            By:   /S/   DAVID C. SNELL
                                               ------------------------------
                                                  David C. Snell

                                            Its:  Chief Operating Officer




Dated:  December 17, 1997

                               INDEX TO EXHIBITS



      EXHIBIT
      NUMBER                                EXHIBIT



        99 Press Release of the Company dated December 16, 1997, announcing Estimated Third Quarter Results.